UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 13, 2017
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
225 Water Street, Suite 1400
Jacksonville, Florida 32202
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

ITEM 7.01.	REGULATION FD DISCLOSURE
On March 13, 2017, Rayonier Inc. (the “Company”) announced that it has reached an agreement in principle to settle the securities class action litigation pending against it in the United States District Court for the Middle District of Florida (the “District Court”), entitled In re Rayonier Inc. Securities Litigation, Case No. 3:14-cv-01395-TJC-JBT. The settlement will resolve the claims currently asserted against all defendants in the action, including the Company and three former executive officers. The terms agreed upon by the parties contemplate a settlement payment to the class of $73 million, all of which will be funded by the Company’s directors’ and officers’ (D&O) liability insurance carriers. The Company expects to incur approximately $740,000 of costs in the first half of 2017 for reimbursement of certain pre-litigation legal expenses in connection with the settlement. The proposed settlement is subject to completion of formal documentation and approval by the District Court following notice to all class members. A copy of the Company’s press release announcing the settlement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The following is filed as an Exhibit to this Report.

Exhibit No.	Exhibit Description
99.1	Press release dated March 13, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ MARK R. BRIDWELL
Mark R. Bridwell
Vice President, General Counsel and Corporate Secretary
March 13, 2017

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press release dated March 13, 2017	Furnished herewith.

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